UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2006

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Board of Directors Compensation

On June 6, 2006, the Board of Directors of Xerium Technologies, Inc. (the “Company”) approved a restricted stock unit award under the Company’s 2005 Equity Incentive Plan to each non-management director. Each non-management director, Donald Aiken, Edward Paquette, Michael Phillips, John Saunders and John Thompson, is scheduled to receive on June 16, 2006 a restricted stock unit award in respect of 2,500 shares of common stock of the Company. Dividends in respect of these restricted stock units will be paid at the same rate as dividends on the Company’s common stock, but will be paid only in the form of additional restricted stock units. Upon the termination of the director’s service on the Company’s board such director will receive the number of shares of common stock that equals the number of restricted stock units the director has earned. The form of Restricted Stock Units Agreement was filed as Exhibit 10.11 to the Company Registration Statement on Form S-1/A filed on May 3, 2005, Registration Number 333-114703.

In addition, on June 6, 2006, the Board of Directors of the Company, upon the recommendation of the Nominating and Governance Committee, determined to maintain the existing cash compensation program for non-management directors. The annual cash compensation for non-management directors is described in the Company’s proxy statement dated April 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2006	XERIUM TECHNOLOGIES, INC.

	By:	/s/ Michael P. O’Donnell
	Name:	Michael P. O’Donnell
	Title:	Chief Financial Officer